--------------------------------------------------------------------------------
                                  EXHIBIT 6.3
                     FORM OF GROUP VARIABLE ANNUITY CONTRACT
                   FOR EMPLOYEE PENSION PLANS, FORM TA-VAQ-TP
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                     AMERICAN UNITED LIFE INSURANCE COMPANY



GROUP POOLED EQUITY FUND B CONTRACT NO.
CONTRACT
HOLDER
CONTRACT DATE

American United Life Insurance Company ("Company") agrees to make the payments provided by this contract.

This contract is issued in consideration of the application for this contract and of the payment to the Company of Contributions as provided in this contract. This contract provides for investment in Pooled Equity Fund B, and supplements Group Annuity Contract which provides for fixed-dollar benefits and which shall hereinafter be referred to as the "Companion Contract."

The provisions and tables on the following pages are part of this contract.

This contract is delivered in

SIGNED at the Home Office of the Company on the Contract Date.

                                   AMERICAN UNITED LIFE INSURANCE COMPANY

                                   By ___________________________________

                                        President

By:___________________________     By____________________________________

   ___________________________          Secretary



                             Group Annuity Contract
                        Equity Fund - Variable Annuities
                                  Participating

       ALL PAYMENTS AND VALUES PROVIDED BY THIS CONTRACT ARE VARIABLE AS
          HEREIN PROVIDED AND ARE NOT GUARANTEED AS TO DOLLAR AMOUNT.

  TA-VAQ;TP

                               TABLE OF CONTENTS
ARTICLE I         DEFINITIONS

Section 1 ------- Definitions

                                   ARTICLE II
ARTICLE II        PARTICIPANTS

Section 1 ------- Eligibility
Section 2 ------- Active Participant
Section 3 ------- Inactive Participant
Section 4 ------- Voluntary Discontinuance
Section 5 ------- Cessation of Participation

ARTICLE III       STIPULATED PAYMENTS TO THE COMPANY

Section 1 ------- Stipulated Payments
Section 2 ------- Payment of Stipulated Payments
Section 3 ------- Application of Stipulated Payments
Section 4 ------- Credit of Accumulation Units
Section 5 ------- Cessation of Stipulated Payments

ARTICLE IV        VALUATION

Section 1 ------- Gross Investment Rate and Net Investment Rate
Section 2 ------- Net Investment Factor
Section 3 ------- Accumulation Unit Value
Section 4 ------- Annuity Unit Value
Section 5 ------- Valuation of Assets

ARTICLE V         BENEFITS

Section 1 ------- Definitions
Section 2 ------- Variable Retirement Annuity
Section 3 ------- Optional Variable Annuity Settlements
Section 4 ------- Amount of Variable Retirement Annuity
Section 5 ------- Transfer Option
Section 6 ------- Termination Benefit
Section 7 ------- Benefits at Cessation of Stipulated Payments
Section 8 ------- Death Benefits
Section 9 ------- Withdrawal Benefits


  TA-VAQ;TC                                                            - 1

(TABLE OF CONTENTS)


ARTICLE VI GENERAL PROVISIONS

Section 1-------- Certificates
Section 2-------- Beneficiary
Section 3-------- Participating
Section 4-------- Contract
Section 5-------- Waiver and Modification
Section 6-------- Amendments
Section 7-------- Not Transferable
Section 8-------- Misstatements
Section 9-------- Information, Proofs and Determination of Facts
Section 10------- Frequency of Payments
Section 11------- Facility of Payment
Section 12------- Relation of this Contract to Pooled Equity Fund B
Section 13------- Voting


TABLES

TA-VAQ-TC (2)                                                              -1

                                    ARTICLE I

                                   DEFINITIONS

SECTION 1--DEFINITIONS. Yearly Date is the Contract Date and the same day of each year thereafter.

MONTHLY DATE is the Contract Date and the same day of each month thereafter.

CONTRACT YEAR is a period of one year beginning on a Yearly Date.

EMPLOYER is the Contractholder designated on the title page. Any similar or related organization which makes written election to come under this contract shall be an "Employer" if such election is approved by the Company.

PARTICIPANT is an Active  Participant  or an Inactive  Participant as set out in
Article II.

ANNUITANT is a Participant who is receiving annuity benefits hereunder.

POOLED EQUITY FUND B is that segregated investment account entitled "American United Life Pooled Equity Fund B" which has been established by the Company for this and other variable annuity contracts sold by the Company which are fundable and computable as to payments or benefits on the basis of experience factors of such account, the assets of which are set aside by the Company from contributions received under such contracts.

VALUATION PERIOD is that period beginning immediately after a valuation of Pooled Equity Fund B and ending with the next valuation of Pooled Equity Fund B. Valuations shall occur as of the close of trading on the New York Stock Exchange on each day during which the Exchange is open for trading.

NORMAL RETIREMENT DATE is, for a Participant, the Normal Retirement Date as defined in the Plan.

ANNUITY COMMENCEMENT DATE is, for a Participant, his Normal Retirement Date, except that,

(a) upon written request of the Participant and the Employer, the Annuity Commencement Date shall become any Monthly Date specified in such request which is prior to his Normal Retirement Date and subsequent to both the Early Retirement Date specified in the Plan and the date of such request.

  TA-VAQ;1--1                                                              -5

(b) If the Participant continues active work for the Employer after his Normal Retirement Date, upon written request of the Participant and the Employer, Annuity Commencement Date shall become the Late Retirement Date specified in the Plan.

VARIABLE RETIREMENT ANNUITY is a series of retirement payments under this contract in amounts which may vary from time to time because of the investment results of Pooled Equity Fund B.

COMPANION CONTRACT is the Group Annuity Contract issued by the Company to the Employer which provides for fixed dollar annuity payments which are guaranteed as to dollar amount throughout the payment period.

TERMINATION OF EMPLOYMENT is cessation of active service with the Employer, and shall be deemed to occur on the last day on which the employee was actively at work for the Employer, except that absence from active work on account of sickness, injury or authorized leave of absence shall be deemed not to be a Termination of Employment unless and until employment is otherwise terminated. Any discretion of the Employer under the provisions of this paragraph shall be exercised without discrimination in accordance with definitely established rules uniformly applicable to employees whose cessation of active service was occasioned by similar circumstances.

VESTING PERCENTAGE is for any Participant on any specified date, the percentage determined pursuant to the Plan.

PLAN is, the Employee's Pension Plan Agreement for each respective Employer on file with the Company, as amended from time to time by amendments filed by such Employer; provided, however, that no Plan or amendment to a Plan which affects the duties and obligations of the Company shall be effective, if the Company gives written notice to the Employer within thirty (30) days after receipt of such Plan or amendment that such Plan or amendment is not acceptable to the Company.

TA-VAQ;1--1(2)                                                             -1

                                   ARTICLE II

                                  PARTICIPANTS

SECTION 1--ELIGIBILITY An employee of the Employer shall be eligible to become an Active Participant on the earliest date on which he meets all of the Annuity Eligibility Requirements set forth in this Section. Said date shall be known as his Annuity Eligibility Date. An eligible employee may become an Active
Participant only by complying with the requirements of Section 2 of this Article.

Annuity Eligibility Requirements:

(a)  He is a Participant pursuant to the Plan.

SECTION 2--ACTIVE PARTICIPANT. An employee eligible to become an Active Participant may become an Active Participant only if he has made written request to the Employer on a form furnished or approved by the Company and said request has been delivered to the Company.

If the employee's written request is made before or within thirty-one days after his Annuity Eligibility Date he shall become an Active Participant as of said date.

If the employee's written request is made more than thirty-one days after his Annuity Eligibility Date he shall become an Active Participant as of the Monthly Date following the date of such request.

SECTION 3--INACTIVE PARTICIPANT. An Active Participant shall become an Inactive Participant on the earliest of the following dates:

(a)  The day following his Annuity Commencement Date.

(b)  The day of his Voluntary Discontinuance.

(c)  The day of his Termination of Employment.

(d) The effective date of Cessation of Stipulated Payments pursuant to Section 3, Article III.

SECTION 4--VOLUNTARY DISCONTINUANCE. Voluntary Discontinuance as to an Active Participant shall occur on the date on which he makes written request to the Employer to withdraw from participation under this Contract. Such an employee shall be considered, for the purposes of this Contract, as a new employee commencing employment on the date of his Voluntary Discontinuance, unless and except as otherwise specifically provided in this Contract.

TA-VAQ;2--1,2,3,4                                                        -1

SECTION 5--CESSATION OF PARTICIPATION. A Participant shall cease to be a Participant upon the earliest of the following dates:

(a) The date he requests payment of his Participant Accumulated Deposits, if any, pursuant to Section 3, Article IV.

(b)  The date of his death.

(c) The date his Termination of Employment occurs, if his Vesting is 0% and his Participant's Individual Account is $0

TA-VAQ;2--5                                                              -1

                                  ARTICLE III

                       STIPULATED PAYMENTS TO THE COMPANY

SECTION 1--STIPULATED PAYMENTS. A Stipulated Payment, as to each Active Participant, in an amount equal to the Participant Stipulated Payments, if any, and the Employer Stipulated Payment, as determined pursuant to the Plan, shall be due and shall be paid to the Company as determined pursuant to the Plan.

SECTION 2--PAYMENT OF STIPULATED PAYMENTS. Each Stipulated Payment is payable directly to the Company at its Home Office in Indianapolis, Indiana.

SECTION 3--APPLICATION OF STIPULATED PAYMENTS. The Company shall deduct for its sales and administrative services (provided pursuant to the agreement therefor between the Company and Pooled Equity Fund B) (i) 6% of each Participant's Stipulated Payments made by a Participant and of each Employer's Stipulated Payments made for that Participant until such Stipulated Payments under this contract plus any other payments made for such Participant under any other Fund B contract with the Company total $5,000, and (ii) 4% of any Stipulated Payments made thereafter for such Participant. The Company will invest the balance of such Stipulated Payments in Pooled Equity Fund B.

SECTION 4--CREDIT OF ACCUMULATION OF UNITS. The number of accumulation units credited to a Participant's Individual Account as a result of investing such balance of Participant's Stipulated Payments and the number of accumulation units credited to the Employer's Participant Account for such Participant as a result of investing such balance of Employer's Stipulated Payments shall be determined by dividing such balances by the dollar value of an accumulation unit next computed following receipt of such Stipulated Payments by the Company at its Home Office. The number of accumulation units so determined shall not be changed by any subsequent change in the dollar value of accumulation units.

SECTION 5--CESSATION OF STIPULATED PAYMENTS. Cessation of Stipulated Payments shall occur:

(a) as of any Monthly Date on which the number of Active Participants under this Contract is less than twenty-five, if written notice has been given prior thereto by the Company to the Employer that Cessation of Stipulated Payments will occur.

(b) as of any Monthly Date, if prior to such Monthly Date the Employer has given written notice to the Company that Cessation is to be effective as of such Monthly Date.

TA-VAQ; 3--1,2,3,4,5                                                   -2

(c) as of any Monthly Date on which any Stipulated Payment that is due, as determined pursuant to the Plan, is not paid to the Company.

(d) as of any date an amendment to the Plan is filed by the Employer at the Home Office of the Company (or the effective date of such amendment, if later), if the Company gives written notice to the Contractholder within thirty days after the date such amendment is filed with the Company that such amendment is not acceptable to the Company.

TA-VAQ;3--5(2)

                                   ARTICLE IV

                                    VALUATION

SECTION 1--GROSS INVESTMENT RATE AND NET INVESTMENT RATE. The Gross Investment Rate of Pooled Equity Fund B for each Valuation Period is equal to (i) the investment income and capital gains and losses for such Valuation Period, whether realized or unrealized, on the assets of Pooled Equity Fund B less a deduction for any applicable taxes and less expenses of Pooled Equity Fund B which are not the contractual liability of the Company, divided by (ii) the value of such assets of Pooled Equity Fund B at the beginning of such Valuation Period. Such Gross Investment Rate may be either positive or negative. The Net Investment Rate of Pooled Equity Fund B for any Valuation Period is equal to such Gross Investment Rate expressed in decimal form to seven places less a deduction of .0000328 for each calendar day in the Valuation Period which deduction reflects the fee payable to the Company for its mortality risk and expense guarantees and its investment management services (provided pursuant to the agreement therefor between the Company and Pooled Equity Fund B).

SECTION 2--NET INVESTMENT FACTOR. The net investment factor for each Valuation Period is the sum of 1.0000000 plus the Net Investment Rate for that Valuation Period.

SECTION 3--ACCUMULATION UNIT VALUE. The value of an accumulation unit was established at $1.0000000 on _____________ , 1969. The value of an accumulation unit at the end of any specific Valuation Period thereafter is determined by multiplying such value at the end of the previous Valuation Period by the Net Investment Factor for the specific Valuation Period.

SECTION 4--ANNUITY UNIT VALUE. The value of an annuity unit was established at $1.0000000 on ____________________, 1969. The value of the annuity unit at the end of any specific Valuation Period thereafter is determined by multiplying the value of an annuity unit at the end of the preceding Valuation Period by
 .9999058 for each calendar day in the specific Valuation Period and by the Net Investment Factor for that valuation period.

SECTION 5--VALUATION OF ASSETS. The value of the assets in Pooled Equity Fund B at the end of any Valuation Period shall be the aggregate of the following:

(a)  The face amount of cash; plus

(b) The total market value of any securities, valued at the closing price at the end of such Valuation Period for securities traded on organized exchanges, and at the mean between the bid and asked prices on the last business day preceding the day of valuation for non-traded securities and securities not traded on an organized exchange; plus

TA-VAQ;4--1,2,3,4,5                                                        -3

(c) The fair market value as determined by, or at the direction of, the Pooled Equity Fund B Board of Managers of any other assets; minus

(d) An amount for taxes on realized and unrealized capital gains and any other taxes based on income of, assets in, or the existence of, Pooled Equity Fund B which may be applicable; and minus

(e)  Liabilities of Pooled Equity Fund B other than contract liabilities.

The determination by the Company of the value of the assets and the accumulation units and annuity units shall be conclusive. Any change in the method of valuation must be approved by the Board of Mangers of Pooled Equity Fund B.

TA-VAQ;4--5(2)                                                             -1

                                   ARTICLE V
                                    BENEFITS

SECTION 1--DEFINITIONS. Participant's Accumulated Account is, for a Participant on his Annuity Commencement Date, the number of accumulation units in such Participant's Individual Account on such date plus the number of accumulation units determined by multiplying the Participant's Vesting Percentage on such date by the number of accumulation units in the Employer's Participant Account for such Participant on such date.

Participant's Individual Account is the sum of the accumulation units credited to such Participant as a result of transfers to Pooled Equity Fund B of his Participant's Stipulated Payments under this contract.

Employer's Participant Account is, with respect to each Participant, the sum of the accumulation units credited to the Employer as a result of transfers to Pooled Equity Fund B of Employer's Stipulated Payments for such Participant under this contract.

SECTION 2--VARIABLE RETIREMENT ANNUITY. Prior to a Participant's Annuity Commencement Date, the Participant may file a written request with the Company at its Home Office on a form satisfactory to the Company to select one of the Optional Variable Annuity Settlements, and on the date such annuity is to commence, the Company shall apply all accumulation units then in the Participant's Accumulated Account to provide a Variable Retirement Annuity on the selected settlement. In the absence of written notice of election by the Participant given to the Company at least 30 days prior to the date Variable Retirement Annuity payments are to begin, the Variable Retirement Annuity will be the ten years Certain and Life Annuity. The Company reserves the right to require proof satisfactory to it of the age of any Annuitant and any contingent annuitant prior to making the first payment under any option.

SECTION 3--OPTIONAL VARIABLE ANNUITY SETTLEMENTS.

Option 1--Life Annuity. An annuity payable monthly during the lifetime of the Annuitant and terminating with the last monthly payment preceding the death of the Annuitant.

Option 2--Certain and Life Annuity. An annuity payable monthly during the lifetime of the Annuitant with the guarantee that if, at the death of the Annuitant, payments have been made for less than a stated certain period, which may be five, ten, fifteen or twenty years, as elected, annuity payments will be continued during the remainder of said period to the beneficiary designated by the Annuitant.


TA-VAQ;5--1,2,3                                                            -2

Option 3--Survivorship Annuity. An annuity payable monthly during the lifetime of the Annuitant, and after the death of the Annuitant, 66 2/3% or 100% (as specified in the election) of such annuity will be paid to the contingent annuitant named in the election if and so long as such contingent annuitant lives. An election of this option shall be automatically canceled if either the contingent annuitant or Participant dies prior to his Annuity Commencement Date.

Option 4--Unit Refund Life Annuity. An annuity payable monthly during the lifetime of the Annuitant and terminating with the last monthly payment preceding the death of the Annuitant, provided that, at the death of the
Annuitant, the beneficiary designated by the Annuitant will receive an additional payment of the then dollar value of the number of annuity units equal to the excess, if any, of (a) over (b) where (a) is the total amount applied under this option divided by the annuity unit value at the Annuity Commencement Date and (b) is the number of annuity units represented by each monthly payment multiplied by the number of monthly payments made. Any other option that is mutually agreed upon between the Participant and the Company will be made available.

Any other option that is mutually agreed upon between the Participant and the Company will be made available.

Provided, however, in no event shall any option selected provide a Retirement Annuity to the Participant or to the Participant and his Spouse which will extend for a period beyond the life expectancy of such Participant or such Participant and his Spouse as determined on the date the Participant retires.

The first payment under any option will be determined in accordance with Section 4 of this Article.

SECTION 4--AMOUNT OF VARIABLE RETIREMENT ANNUITY. The Tables contained herein show the dollar amount of the first monthly payment which can be purchased with each $1,000 of value in the Participant's Accumulated Account, after deduction of any applicable premium taxes. The value of the Participant's Accumulated Account will be computed at the valuation next following the eighteenth day of the month prior to the Participant's Annuity Commencement Date.

The amount of the first monthly payment shall be divided by the Annuity Unit Value at the valuation next following the eighteenth day of the month prior to the Participant's Annuity Commencement Date to determine the number of annuity units on which subsequent payments are based. The amount of each monthly Variable Retirement Annuity payment after the first monthly payment will be equal to such number of annuity units multiplied by the Annuity Unit Value at the valuation next following the eighteenth day of the month prior to the month in which payment is due.

SECTION 5--TRANSFER OPTION. A Participant may, prior to his Annuity Commencement Date by filing written request with the Company at its Home Office on a form satisfactory to the Company, elect to transfer a portion or all of his Participant's Individual Account to the Companion Contract. The Company will transfer the value of such portion of the Participant's Individual Account to the Participant's Accumulated Deposits under the Companion Contract at the end of the Valuation Period in which such request is received or at the end of any later Valuation Period selected by the Participant.

TA-VAQ;5--4,5                                                              -4

A Participant also may, prior to his Annuity Commencement Date and with the written consent of the Employer and by filing written request with the Company at its Home Office on a form satisfactory to the Company, elect to have transferred a portion or all of the Employer's Participant Account for such Participant to the Companion Contract. The Company will transfer the value of such portion of the Employer's Participant Account to the Employer's Accumulated Deposits for such Participant under the Companion Contract at the end of the Valuation Period in which such request is received or at the end of any later Valuation Period selected by the Participant.

SECTION 6--TERMINATION BENEFIT. To the Participant

(i) A Participant who terminates his employment, prior to Cessation of stipulated Payments, may leave his Participant's Individual Account, if any, with the Company and retain his vested portion, if any, of the Employer's Participant Account for such Participant. The vested portion of the Employer's Participant Account for such Participant shall be deter-mined by multiplying such Employer's Participant Account for such Partici-pant by such Participant's Vesting Percentage, as provided in the Plan, on the date of his Termination of Employment or his Voluntary Discontinuance, if earlier.

(ii) Such Participant, in lieu of the benefits in (i) of this Section, may elect to withdraw his Participant's Individual Account, if any, on or sub-sequent to his Termination of Employment and prior to his Annuity Commencement Date upon proper written request to the Company upon receipt of such request the Company will pay in cash the amount of the Partici-pant's Individual Account, determined as of the end of the Valuation Period in which such request is received, and such payment shall be in lieu of all other benefits under this contract as to such Participant, his beneficiary and his contingent annuitant.

To the Employer

(iii) If a Participant leaves his Participant's Individual Account, if any, with the Company, thereby retaining the vested portion of the Employer's Participant Account for such Participant, the balance of such Employer's Participant Account shall be applied toward the payment of any Employer Stipulated Payments thereafter becoming due under this Contract.

(iv) If a Participant elects to receive his Participant's Individual Account in cash, the Employer's Participant Account for such Participant, if I any, shall be applied toward the payment of any Employer Stipulated Payments thereafter becoming due under this Contract.

(v) If a Participant's death occurs prior to his Annuity Commencement Date and all or a portion thereof of the Employer's Participant Account for such Participant is not applied under the provisions of Section 8 of this Article; the balance, if any, of such Employer's Participant Account shall be applied toward the payment of any Employer Stipulated Payments thereafter becoming due under this Contract.

TA-VAQ;5--6                                                              -1

In the event all or a portion of an Employer's Participant Account for any Participant is to be applied toward the payment of any Employer Stipulated Payments pursuant to paragraphs (iii), (iv) or (v) above, the amount of such Employer's Participant Account, determined as of the end of the Valuation Period in which such application is to be made, will reduce proportionately among all Participants for whom Employer Stipulated Payments are due, the amount of Employer Stipulated Payments otherwise due.

SECTION 7--BENEFITS AT CESSATION OF STIPULATED PAYMENTS.

(i) If Cessation of Stipulated Payments occurs prior to a Participant's Annuity Commencement Date, the aggregate of the sum of the Employer's Participant Account for such Participant not previously canceled, shall be deemed to be100% vested in such Participant.

(ii) In the event a Participant terminates employment on or subsequent to the date of Cessation of Stipulated Payments, he may elect either

     (1) the termination benefit provided by Subsection (i) of Section 6 of this Article or,

     (2) to withdraw his Participant's Individual Account, if any, prior to his Annuity Commencement Date and to receive a monthly annuity, payable on his Annuity Commencement Date, which can be produced by the Employer's Participant Account for such Participant.

(iii) In the event the death of a Participant occurs on or subsequent to the date Cessation of Stipulated Payments occurs, 100% of the Employer's Participant Account for such Participant, which had not previously been canceled, shall be paid to such Participant's beneficiary in accordance with Section 8 of this Article.

SECTION 8--DEATH BENEFITS. If the death of a Participant occurs prior to his Annuity Commencement Date, the Company, on receipt of due proof of his death, will pay to his beneficiary a Death Benefit equal to (i) or (ii) below:

(i) A single sum equal to the value of the Participant's Individual Account plus the value of a portion, if any, of the Employer's Participant Account for such Participant pursuant to the Plan, such values to be determined at the end of the Valuation Period in which written proof of death is received by the Company, or

(ii) if elected by the Participant and approved by the Company prior to his death, the sum determined in (i) of this Section applied under one of the Optional Variable Annuity Settlements set forth in Section 3 of this Article. If no such election has been made and approved, the beneficiary may, for his benefit only, elect one of such Settlements.

TA-VAQ;5--7,8                                                        -1

SECTION 9--WITHDRAWAL BENEFITS. Subject to any applicable provisions of the Plan, a Participant may elect prior to his Annuity Commencement Date to withdraw a portion or all of his Participant's Individual Account upon proper written request to the Company. The amount of such withdrawal may not be less than $1,000 or the entire Participant's Individual Account, whichever is smaller. Upon receipt of such request the Company will pay in cash the amount of the withdrawn Participant's Individual Account, determined as of the end of the Valuation Period in which such request is received, and such payment, by the amount withdrawn, shall be in lieu of all other benefits under this contract as to such Participant, his beneficiary and his contingent annuitant.

If a Participant makes such a request more than twice, the Company shall have the right to refuse subsequent Contributions on behalf of such Participant.

TA-VAQ;5--9

                                   ARTICLE VI

                               GENERAL PROVISIONS

SECTION 1--CERTIFICATES. The Company shall issue to the Employer for delivery to
each  Participant  an  individual   certificate.   Such  certificate  shall  not
constitute a part of this contract.

SECTION 2--BENEFICIARY. The beneficiary is as designated on the Company's records in accordance with the Participant's written request. Any Participant may change his beneficiary by filing written notice in form satisfactory to the Company. When the change is recorded by the Company, the change will take effect as of the date the notice was signed, except that it will not apply to any action taken by the Company before the notice was received at the Home Office.

If at the death of the Participant there is no living beneficiary, any payments due will be paid to the estate of the Participant except that the Company, in such case may make such payment to any one or more of the surviving relatives of such Participant, and such payment will completely discharge the Company with respect to the amount paid. If any beneficiary dies while receiving payments and no beneficiary is designated to receive any remaining payments, such remaining payments will be paid to the estate of such beneficiary except that the Company, in such case may make such payments to any one or more of the surviving relatives of such beneficiary in accordance with the laws of the State of domicile of the beneficiary, and such payments will completely discharge the Company with respect to the amount paid.

SECTION 3--PARTICIPATING. The proportion of the divisible surplus, if any, as determined by the Company, which accrues on this contract will be determined annually by the Company and will be credited to this contract. Any credit will be in the form of an adjustment in the next succeeding year to the deduction from Stipulated Payments, as provided in Article III, Section 3, or in the form of additional accumulation units credited to the Participant's Individual Account and the Employer's Participant Accounts or in the form of additional annuity units, as applicable. Any additional units credited will be considered Stipulated Payments in the year credited for the purpose of determining the guarantees applicable.

TA-VAQ;6--1,2,3                                                            -2

SECTION 4--CONTRACT. This contract and the application of the Contractholder, a copy of which is attached hereto and made a part hereof, constitute the entire contract between the parties.

SECTION 5--WAIVER AND MODIFICATION. Only the President, a Vice President or the Secretary of the Company has power on behalf of the Company to make or to modify this contract. No waiver nor modification of this contract shall be binding on the Company unless it is in writing signed by one of such officers.

SECTION 6--AMENDMENTS. This contract may be changed at any time as to any of its provisions by written agreement between the Contractholder and the Company but no such change shall, without the written consent of the affected Employer and Participants, adversely affect the benefits provided by Stipulated Payments made before the effective date of the change; except that any change of any kind whatsoever in this contract necessary to conform this contract to, or give the Contractholder, Employer or Participant the benefit of, any federal or state statute or any rule or regulation of the United States Treasury Department may be made effective, with the consent of the Company, as of the Contract Date or any subsequent date without the consent of any Employer or Participant or any other person affected thereby.

The Company shall have the right at the fifth and each subsequent Yearly Date to change this contract in any respect and without the consent of any Employer, Participant or beneficiary provided that (i) any such change will not affect in any way the benefits provided by Stipulated Payments made before the effective date of the change and (ii) any such change shall not affect Section 3 of
Article III, Sections 1,2,3, and 4 of Article IV and Section 4 of Article V as they apply to accumulation unit purchases made by Stipulated Payments made by or on behalf of any Participant who is a Participant on the day immediately preceding the effective date of such change to the extent that such Stipulated Payments in any Contract Year are not in excess of the greater of (i) twice the average of the Participant's Stipulated Payments made in the five Contract Years (or lesser period if the Participant has not completed five Contract Years) immediately preceding the effective date of change and (ii) $5,000 for such Participant. The Company shall give the Contractholder thirty (30) days prior written notice of any such change.

The portions of Stipulated Payments by or on behalf of any Participant in any Contract Year which are in excess of the greater of (i) twice the average of the Participant's Stipulated Payments made in the five Contract Years (or lesser period if the Participant has not completed five Contract Years) immediately preceding the effective date of such change and (ii) $5,000 shall be subject to the provisions of Section 3 of Article III, Sections 1,2,3 and 4 of Article IV and Section 4 of Article V which are in effect at the time such Stipulated Payments are first received by the Company and such provisions shall apply without change to such Stipulated Payments so long as they are continuously contributed.

TA-VAQ; 6--4,5,6                                                         -2

SECTION 7--NOT TRANSFERABLE. This contract may not be sold, assigned, discounted, or pledged as collateral for a loan or as security for the performance of an obligation or for any other purpose, to any person other than this Company.

SECTION 8--MISSTATEMENTS. If the age or sex of any payee has been misstated, the correct amount paid or payable by the Company shall be such as the Contributions would have provided for the correct age or sex. For Variable Retirement Annuity payments following such a correction, the number of annuity units will be corrected and the dollar amount of payments will be adjusted for any overpayments or underpayments made.

SECTION 9--INFORMATION, PROOFS AND DETERMINATION OF FACTS. The Employer shall furnish to the Company records, data, proofs and all other information which the Company may reasonably require to administer this contract. If the Employer cannot furnish any required item of information, the Company may request such information from the person concerned. The Company shall not be liable for the fulfillment of any obligations in any way dependent on such information until such information is received.

SECTION 10--FREQUENCY OF PAYMENTS. Variable Retirement Annuity payments under this contract will be paid monthly, except that, if at any time such monthly payments are less than $20 each, the Company shall have the right to make payments at less frequent intervals, or the Company may make such other settlement as may be equitable to the payee.

SECTION 11--FACILITY OF PAYMENT. If any Participant, beneficiary, or contingent annuitant is, in the opinion of the Company, legally incapable of giving a valid receipt for any payment due him and no guardian has been appointed, the Company may, at its option, make such payment to the person or persons as have, in the Company's opinion assumed the care and principal support of such Participant, beneficiary, or contingent annuitant, except that any payment due a minor will be paid at a rate not exceeding $100 per month. Any such payment made by the Company will fully discharge the Company to the extent of such payment.

SECTION 12--RELATION OF THIS CONTRACT TO POOLED EQUITY FUND B. The Company shall have absolutes ownership of the assets in Pooled Equity Fund B.

SECTION 13--VOTING. The Contractholder shall be entitled to one vote at meetings of the policyholders of the Company. The Participants shall not be entitled to vote at meetings of the policyholders of the Company but shall be entitled to vote at meetings of the Participants of Pooled Equity Fund B in accordance with the Rules and Regulations of Pooled Equity Fund B.

TA-VAQ; 6--7,3,9,10,11,12,13                                               -2

                         TABLE OF BENEFIT OPTION VALUES

Amounts shown in Table I are based upon the 1951 Group Annuity Table, projected to 1967 by Scale C, with interest at the rate of 3 1/2% per annum. Amounts shown in Table I are for exact adjusted ages and must be interpolated between ages for each full month of adjusted age in excess of the exact age. For convenience in interpolation Table II gives the addition to Table I for each month of adjusted age in excess of that exact age.

The adjusted age is determined by the following process:

MALES

1. Determine the Participant's age in years and full months on the date retirement payments are to commence, and

2. Deduct one month for each year his calendar year of birth exceeds 1900AD, or add one month for each year his calendar year of birth precedes 1900AD.

FEMALES

1. Determine the Participant's age in years and full months on the date retirement payments are to commence, and

2.   Deduct five years from such age, and

3. Deduct one month for each year her calendar year of birth exceeds 1900AD, or add one month for each year her calendar year of birth precedes 1900AD.

All monthly payments will be rounded to the nearest cent with exact one-half cents rounded up.

Example: A male participant born on June 15, 1903 decides to retire and receive his first annuity check on January 1, 1968. His exact age on January 1, 1968 is 64 years, 6 months and 16 days. His calendar year of birth exceeds 1900AD by 3 years and therefore his adjusted age is 64 years and 3 months. His annuity payable for life with 120 payments guaranteed is $6.6296 plus 3 times 0.0142 or $6.6722 per $1,000 of proceeds applied on January 1, 1968.

A female participant born on the same date and retiring on the same date would have an adjusted age of 59 years and 3 months and her annuity on the same option would be $5.8700 plus 3 times 0.0117 or $5.9051 per $1,000 of proceeds applied on January 1, 1968.
                                                                           -1

Dollar Amount of the First Monthly Payment Which is Purchased with Each $1,000 of Proceeds Applied for Each Full Year of Adjusted Exact Age.


                    Options 1. 2 end 4 - Single Life Annuities
          __________________________________________________________________
Adjusted                        Period Certain
Exact Age __________________________________________________________________
in full                                                                                 Unit
Years      None          5 Years       10 Years     15 Years       20 Years           Refund
-----    -------         -------       --------     --------       --------           -------

45       $4.5100         $4.5004        $4.4696     $4.4196         $4.3400           $4.3396
46        4.5904          4.5796         4.5404      4.4796          4.3904            4.3804
47        4.6696          4.6600         4.6196      4.5504          4.4504            4.4404
48        4.7596          4.7500         4.7000      4.6200          4.5104            4.5100
49        4.8496          4.8400         4.7804      4.6896          4.5704            4.5796

50        4.9504          4.9300         4.8704      4.7700          4.6304            4.6504
51        5.0500          5.0296         4.9604      4.8504          4.6904            4.7296
52        5.1604          5.1304         5.0600      4.9296          4.7600            4.8004
53        5.2696          5.2396         5.1596      5,0196          4.8200            4.8904
54        5.3896          5.3596         5.2604      5.1000          4.8800            4.9804

55        5.5204          5.4796         5.3696      5.1900          4.9496            5.0704
56        5.6596          5.6104         5.4896      5.2800          5.0096            5.1604
57        5.8000          5.7496         5.6096      5.3796          5.0804            5.2696
58        5.9500          5.8996         5.7404      5.4804          5.1404            5.3704
59        6.1204          6.0604         5.8700      5.5800          5.2004            5.4904

60        6.2896          6.2200         6.0104      5.6796          5.2604            5.6104
61        6.4804          6.4000         6.1604      5.7804          5.3204            5.7304
62        6.6904          6.5896         6.3104      5.8800          5.3696            5.8600
63        6.9100          6.7900         6.4700      5.9796          5.4200            6.0004
64        7.1404          7.0096         6.6296      6.0804          5.4704            6.1504

65        7.3900          7.2400         6.8000      6.1800          5.5100            6.3100
66        7.6600          7.4800         6.9800      6.2796          5.5496            6.4696
67        7.9504          7.7404         7.1600      6.3696          5.5904            6.6400
68        8.2600          8.0104         7.3400      6.4596          5.6204            6.8296
69        8.5996          8.2996         7.5200      6.5400          5.6396            7.0204

70        8.9596          8.6104         7.7096      6.6204          5.6696            7.2196
71        9.3496          8.9296         7.8896      6.6900          5.6804            7.4404
72        9.7804          9.2800         8.0696      6.7596          5.6996            7.6696
73       10.2400          9.6400         8.2496      6.8100          5.7104            7.9000
74       10.7296         10.0096         8.4200      6.8604          5.7200            8.1496

75       11.2696         10.4104         8.5796      6.9096          5.7296            8.4196

                                                                              -1

                  OPTION 3 - Survivorship Annuity Sample Values

Adjusted          Portion Payable to the Surviving Contingent Annuitant
Exact Age         -----------------------------------------------------
of the           100%          100%       100%       66 2/3%        66 2/3%      66 2/3%
Annuitant        ---           ----       ----       ------         -------      -------
in Full Years                    Adjusted Exact Age in Full Years of the
                                     Surviving Contingent Annuitant

                 55            60         65            55             60           65
              --------------------------------------------------------------------------

50             4.4616          --         --          4.6128           --           --
55             4.6836        4.8876     5.0784        4.9332         5.0820       5.2176
60             4.8876        5.1864     5.4828        5.2812         5.5092       5.7288
65             5.0784        5.4828     5.9160        5.6700         6.0000       6.3372
70               --          5.7360     6.3288          --           6.5184       7.0152

Values for ages not shown in these Tables will be furnished any Participant upon request and will be calculated on the same basis as those shown in these Tables.

                  TABLE II - Interpolation Factor for Table I

Dollar Amount to be added to Table I for each Full Month of Adjusted Age in Excess of the Adjusted Exact Age in Full Years.

Adjusted                     Options 1, 2 and 4 - Single Life Annuities
Exact Age ----------------------------------------------------------------------------------------
In Full
Years                                   Period Certain Unit
-------   ------------------------------------------------------------------------
          None           5 Years        10 Years          15 Year         20 Years         Refund
          ------         -------        --------          -------         --------         -------

55       $0.0116         $0.0109         $0.0100          $0.0075          $0.0050         $0.0075
56        0.0117          0.0116          0.0100           0.0083           0.0059          0.0091
57        0.0125          0.0125          0.0109           0.0084           0.0050          0.0084
58        0.0142          0.0134          0.0108           0.0083           0.0050          0.0100
59        0.0141          0.0133          0.0117           0.0083           0.0050          0.0100
60        0.0159          0.0150          0.0125           0.0084           0.0050          0.0100
61        0.0175          0.0158          0.0125           0.0083           0.0041          0.0108
62        0.0183          0.0167          0.0133           0.0083           0.0042          0.0177
63        0.0192          0.0183          0.0133           0.0084           0.0042          0.0125
64        0.0208          0.0192          0.0142           0.0083           0.0033          0.0133
65        0.0225          0.0200          0.0150           0.0083           0.0033          0.0133
66        0.0242          0.0217          0.0150           0.0075           0.0034          0.0142
67        0.0258          0.0225          0.0150           0.0075           0.0025          0.0158
68        0.0283          0.0241          0.0150           0.0067           0.0016          0.0159
69        0.0300          0.0259          0.0158           0.0067           0.0025          0.0166
70        0.0325          0.0266          0.0150           0.0058           0.0009          0.0184
71        0.0359          0.0292          0.0150           0.0058           0.0016          0.0191
72        0.0383          0.0300          0.0150           0.0042           0.0009          0.0192
73        0.0408          0.0308          0.0142           0.0042           0.0008          0.0208
74        0.0450          0.0334          0.0133           0.0041           0.0008          0.0225